UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 6/27/2013

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2013, Stepan Company (“Stepan”) entered into a Note Purchase Agreement (the “Agreement”) with five insurance companies pursuant to which Stepan issued and sold to the insurance companies $100 million in long-term senior notes (the “Notes”). Stepan expects to use the net proceeds from the issuance of the Notes primarily to finance Stepan’s recent acquisition of the North American Polyester Resins business of Bayer MaterialScience, including the production facility located in Columbus, Georgia and related capital expenditures and working capital as well as for general corporate purposes.

The Notes will bear interest at a fixed rate of 3.86% with interest to be paid semi-annually. Principal amortization is contractually scheduled with equal annual payments beginning on June 27, 2019, and continuing through final maturity on June 27, 2025. The Agreement requires the maintenance of certain financial ratios and covenants that are similar to Stepan’s existing long-term debt and provides for customary events of default. Generally, if an event of default occurs, subject to certain exceptions, the holders of more than 50% in aggregate principal amount of the notes outstanding under the Note Purchase Agreement may declare all the notes to be immediately due and payable. Stepan may at any time and from time to time prepay all or a portion of the Notes at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus a make-whole premium. In addition, Stepan Specialty Products, LLC, a wholly owned subsidiary of Stepan (“Stepan Specialty”) entered into a guaranty (the “Guaranty”) under the Agreement whereby Stepan Specialty agreed to guarantee Stepan’s obligations under the Notes and the Agreement.

The foregoing summary of the terms of the Agreement and the Guaranty is qualified in its entirety by reference to the full text of the Agreement and the Guaranty, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Note Purchase Agreement dated June 27, 2013

10.2	Guaranty dated as of June 27, 2013 by Stepan Specialty Products, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: July 3, 2013	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

Exhibit Index

Exhibit Number	Description

10.1	Note Purchase Agreement dated June 27, 2013

10.2	Guaranty dated as of June 27, 2013 by Stepan Specialty Products, LLC